ATTACHMENT FOR CURRENT FILING OF N-SAR

SUB-ITEM 77D

Policies with respect to security investments

John Hancock Investment Trust II

For John Hancock Financial Industries Fund

On July 1, 2014, a supplement was filed with the SEC for the Fund’s statutory prospectuses (accession number 0001133228-14-002410) (Rule 497 filing) regarding a change to the Fund’s investment policy, as follows:

John Hancock Investment Trust II

Supplement dated July 1, 2014 to the current Prospectus dated March 1, 2014

John Hancock Financial Industries Fund (the “fund”)

IMPORTANT NOTICE REGARDING CHANGE IN INVESTMENT POLICY

The following information supplements and supersedes any information to the contrary relating to the fund contained in the Prospectus dated as noted above.

At a meeting held on June 23-25, 2014, the fund’s Board of Trustees approved revisions to the fund’s 80% investment policy of investing in U.S. and foreign financial services companies as set forth below that will take effect September 1, 2014. Pursuant to these revisions, the fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of U.S. and foreign financial services companies of any size.

Effective on September 1, 2014, the Prospectus is hereby amended as follows:

In the “Principal investment strategies” section, the first, second and third paragraphs are revised and restated as follows:

Under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of U.S. and foreign financial services companies of any size. These companies include, but are not limited to, banks, thrifts, finance companies, brokerage and advisory firms, real estate-related firms, insurance companies, and financial holdings companies. Equity securities include, but are not limited to, common and preferred stock and their equivalents, such as publicly-traded limited partnerships, depositary receipts, rights, and warrants.

In managing the fund, the subadvisor focuses primarily on equity securities selection rather than industry allocation.

In choosing individual equity securities, the subadvisor uses fundamental financial analysis to identify securities that appear comparatively undervalued. The subadvisor generally gathers information about companies from interviews and company visits.

In the “Fund details — Principal investment strategies” section, the second and third paragraphs are revised and restated as follows:

Under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of U.S. and foreign financial services companies of any size. These companies include, but are not limited to, banks, thrifts, finance companies, brokerage and advisory firms, real estate related firms, insurance companies, and financial holdings companies. Equity securities include, but are not limited to, common and preferred stock and their equivalents, such as publicly-traded limited partnerships, depositary receipts, rights, and warrants.

In managing the fund, the subadvisor focuses primarily on equity securities selection rather than industry allocation. In choosing individual equity securities, the subadvisor uses fundamental financial analysis to identify securities that appear comparatively undervalued. The subadvisor generally gathers information about companies from interviews and company visits.

You should read this Supplement in conjunction with the Prospectus and retain it for future reference.

ATTACHMENT FOR CURRENT FILING OF N-SAR

SUB-ITEM 77D

Policies with respect to security investments

For John Hancock Regional Bank Fund

On July 1, 2014, a supplement was filed with the SEC for the Fund’s statutory prospectuses (accession number 0001133228-14-002412) (Rule 497 filing) regarding a change to the Fund’s investment policy, as follows:

John Hancock Investment Trust II

Supplement dated July 1, 2014 to the current Prospectus dated March 1, 2014

John Hancock Regional Bank Fund (the “fund”)

IMPORTANT NOTICE REGARDING CHANGE IN INVESTMENT POLICY

The following information supplements and supersedes any information to the contrary relating to the fund contained in the Prospectus dated as noted above.

At a meeting held on June 23-25, 2014, the fund’s Board of Trustees approved revisions to the fund’s 80% investment policy of investing in regional banks and lending companies as set forth below that will take effect September 1, 2014. Pursuant to these revisions, the fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of regional banks and lending companies.

Effective on September 1, 2014, the Prospectus is hereby amended as follows:

In the “Fund summary — Principal investment strategies” section, the first and second paragraphs are revised and restated as follows:

Under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of regional banks and lending companies. Such regional banks and lending companies include, but are not limited to, commercial banks, industrial banks, savings and loan associations, financial holding companies, and bank holdings companies. These companies may be of any size. Typically, these companies provide full-service banking and have primarily domestic assets. Equity securities include, but are not limited to, common and preferred stock and their equivalents, such as publicly-traded limited partnerships, depositary receipts, rights, and warrants.

In managing the fund, the subadvisor focuses primarily on equity securities selection. In choosing individual equity securities, the subadvisor uses fundamental financial analysis to identify securities that appear comparatively undervalued. Given the industrywide trend toward consolidation, the subadvisor may invest in companies that appear to be positioned for a merger. The subadvisor generally gathers information about companies from interviews and company visits.

In the “Fund details — Principal investment strategies” section, the second and third paragraphs are revised and restated as follows:

Under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of regional banks and lending companies. Such regional banks and lending companies include, but are not limited to, commercial banks, industrial banks, savings and loan associations, financial holding companies, and bank holdings companies. These companies may be of any size. Typically, these companies provide full-service banking and have primarily domestic assets. Equity securities include, but are not limited to, common and preferred stock and their equivalents, such as publicly-traded limited partnerships, depositary receipts, rights, and warrants.

In managing the fund, the subadvisor focuses primarily on equity securities selection. In choosing individual equity securities, the subadvisor uses fundamental financial analysis to identify securities that appear comparatively undervalued. Given the industrywide trend toward consolidation, the subadvisor may invest in companies that appear to be positioned for a merger. The subadvisor generally gathers information about companies from interviews and company visits.

You should read this Supplement in conjunction with the Prospectus and retain it for future reference.